_______________________________________________________________


              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549
                          _________

                          FORM 8-K

                       CURRENT REPORT


          Pursuant to Section 13 or 15(d) of the

             Securities Exchange Act of 1934


            Date of Report:  February 16, 1999
            (Date of earliest event reported)


              JOHN DEERE CAPITAL CORPORATION
     (Exact name of registrant as specified in charter)

                          DELAWARE
         (State or other jurisdiction of incorporation)

                           1-6458
                  (Commission File Number)

                         36-2386361
              (IRS Employer Identification No.)

                          Suite 600
                First Interstate Bank Building
                     1 East First Street
                     Reno, Nevada  89501
      (Address of principal executive offices and zip code)

                       (702) 786-5527
      (Registrant's telephone number, including area code)

             _______________________________________
(Former name or former address, if changed since last report.)

_______________________________________________________________

Item 5.    Other Information Events.


    John Deere Capital Corporation's net income was $37.4 million in the first quarter of 1999, compared with $30.6 million last year. First quarter results benefited from higher gains on retail note sales, higher income on a larger average receivable and lease portfolio, a temporary reduction in leverage position, and improved financing spreads, partially offset by higher operating costs.

    Net receivables and leases financed by John Deere Capital Corporation were $6.803 billion at January 31, 1999, compared with $6.468 billion one year ago. The increase resulted from acquisitions exceeding collections during the last 12 months, partially offset by sales of retail notes. Net receivables and leases administered, which include receivables previously sold, totaled $8.580 billion at January 31, 1999, compared with $7.482 billion at January 31, 1998.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits

              (4.1)  Form of fixed rate note.

              (4.2)  Form of floating rate note.

              (4.3)  Form of single indexed fixed rate note.

              (4.4)  Form of single indexed floating rate note.

              (4.5)  Form of subordinated fixed rate note.

              (4.6)  Form of subordinated floating rate note.

              (99)   Press release and additional
                     information of Deere & Company.

                          Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



                                JOHN DEERE CAPITAL CORPORATION



                                By:    /s/ Frank S. Cottrell
                                       _________________________
                                       Frank S. Cottrell,
                                       Secretary


Dated:  February 16, 1999

                        Exhibit Index




Number and Description of Exhibit


(4.1)  Form of fixed rate note.

(4.2)  Form of floating rate note.

(4.3)  Form of single indexed fixed rate note.

(4.4)  Form of single indexed floating rate note.

(4.5)  Form of subordinated fixed rate note.

(4.6)  Form of subordinated floating rate note.

(99) Press release and additional information of Deere & Company (Incorporated by reference to Deere & Company Current Report on Form 8-K dated February 16, 1999, file number 1-4121).